SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2024

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

8.01: Other Events

On January 17, 2023, Provident Bancorp, Inc. (the “Company”) reported a material weakness in financial controls on its Form 10-Q for the third quarter of 2022.  Shortly thereafter, the Company began receiving voluntary requests from the staff of the Boston Regional Office of the U.S. Securities and Exchange Commission (the “SEC” or “Commission”).  The Company has been cooperating with the staff’s ongoing voluntary requests.  On October 24, 2024, the Company received a letter from the staff of the Boston Regional Office of the SEC informing the Company that the staff had made a preliminary determination to recommend that the Commission file an action against the Company for violating certain sections of the federal securities laws (the “Wells Notice”).  The staff has indicated that the Wells Notice relates to the Company’s disclosures regarding loans that the Company made to companies engaged in the mining of cryptocurrency—a line of business the Company ceased originating new loans in as of October 2022.  The Wells Notice indicates that the staff’s recommendation to the Commission may involve a civil injunction action or other action allowed by law, and may seek remedies that include an injunction, disgorgement, pre-judgment interest, civil money penalties, and such other relief as may be available.

The Wells Notice is neither a formal allegation nor a finding of wrongdoing.  It allows the recipient the opportunity to address the issues raised by the enforcement staff before they make an enforcement recommendation to the Commission or the Commission votes on whether to authorize an enforcement action.

The Company intends to pursue the Wells Notice process, which will include an opportunity to respond to the staff’s position via a Wells Submission, and also expects to engage in a dialogue with the staff to explore a potential resolution of this matter.  The results of the Wells Notice process and any corresponding enforcement action and the costs, timing and other potential consequences of responding and complying therewith are unknown at this time.

9.01: Financial Statements and Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements, including with respect to potential action the SEC may take during the Wells Notice process. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this Current Report. Factors that contribute to the uncertain nature of our forward-looking statements include, among others, the possibility of developments in our conversations with the SEC about the Wells Notice. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part I, Item 1A of our Annual Report on Form 10-K for year ended December 31, 2023, as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the filing date of this Current Report and are based on information and estimates available to us at this time. Except as required by law, we assume no obligation to update any of the statements in this Current Report whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this Current Report with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: November 1, 2024	By:	/s/ Joseph B. Reilly
Joseph B. Reilly
President and Chief Executive Officer